Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 2, of our report dated November 20, 2020, relating to the balance sheet of Nebula Caravel Acquisition Corp. as of September 28, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 18, 2020 (inception) through September 28, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 4, 2020